GLOBAL HEALTH VENTURES INC.
1517 West 58th Avenue
Vancouver, BC V6P 1W6
Telephone: 604-761-7371

VANCOUVER, CANADA – October 27, 2008 – Global Health Ventures Inc. (formerly Goldtown Investments Corp.) (OTCBB: GHLV) is pleased to announce it that has changed its name to Global Health Ventures Inc. effective October 15, 2008.

The name change became effective with the Over-the-Counter Bulletin Board at the opening for trading on October 24, 2008 under the new stock symbol “GHLV”. The Company’s new CUSIP number is 37990W 103.

On behalf of the Board of Directors,

Global Health Ventures Inc.

Hassan Salari
President and Director

For more information contact:
Hassan Salari
Tel: 604-761-7371